                                                                    EXHIBIT 4.03

[GRAPHIC]

Temporary Receipt Exchangeable for Definitive Engraved Receipt When Ready for Delivery

           IMPORTANT NOTICE - RESTRICTIONS ON TRANSFER AND OWNERSHIP

        The Depositary Shares represented by this Depositary Receipt are subject to restrictions on ownership and transfer for the Corporation's maintenance of its status as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Beneficially Own or Constructively Own shares of Common Stock and/or Preferred Stock (and, accordingly, Depositary Shares or Depositary Receipts representing such shares) of the Corporation in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the value of the outstanding Common Stock and Preferred Stock of the Corporation. Any Person who attempts or proposes to Beneficially Own or Constructively Own shares of Common Stock and/or Preferred Stock (and, accordingly, Depositary Shares or Depositary Receipts representing such shares) in excess of the above limitation must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms used in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on transfer and ownership, will be sent without charge to each holder hereof who so requests. If the restrictions on transfer or ownership are violated, the Preferred Stock represented by the Depositary Shares may be automatically transferred to a trust for the benefit of one or more charitable organizations to be designated by the Corporation. In addition, attempted transfers in violation of the limitations described above may be void ab initio.


     DEPOSITARY RECEIPT FOR DEPOSITARY SHARES EACH REPRESENTING 1/10th OF A
         SHARE OF 8-5/8% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK
                                       OF
                            EXCEL REALTY TRUST, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


DEPOSITARY SHARES


THIS DEPOSITARY RECEIPT IS TRANSFERABLE
IN BOSTON, MA OR NEW YORK, NY

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 30067R 40 4

BANKBOSTON, N.A., as Depositary (the "Depositary"), hereby certifies that

is the registered owner of                Depositary Shares

("Depositary Shares"), each Depositary Share representing 1/10th of one share of 8-5/8% Series B Cumulative Redeemable Preferred Stock (the "Stock"), of Excel Realty Trust, Inc., a Maryland corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of January 13, 1998 (the "Deposit Agreement"), between the Corporation, the Depositary and all holders from time to time of Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual and/or facsimile signature of a duly authorized officer.

        The Corporation is authorized to issue Common Stock and one or more series or classes of Preferred Stock. The Corporation will furnish without charge to each receiptholder, who so requests in writing, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares and upon the holders thereof, a copy of the Corporation's Charter and Bylaws, and a copy of the Deposit Agreement. Any such request shall be made to the Corporation at the principal office of the Corporation at 16955 Via Del Campo, Suite 110, San Diego, California 92127,
Attention: Secretary.

        This Depositary Receipt is continued on the reverse hereof and the additional provisions therein set forth (including, without limitation, those relating to redemption) for all purposes have the same effect as if set forth at this place.

Dated:

                                        Countersigned
                                        BankBoston, N.A.
                                        Depositary, Transfer Agent and Registrar

                                        By:     [SIG]
                                           -------------------------------------
                                                  AUTHORIZED OFFICER

                            EXCEL REALTY TRUST, INC.

        THE DEPOSITARY SHARES REPRESENTED BY THIS DEPOSITARY RECEIPT ARE SUBJECT TO THE PROVISIONS OF THE CHARTER AND BYLAWS OF THE CORPORATION, INCLUDING, BUT NOT LIMITED TO, (1) SECTION 5 OF THE ARTICLES SUPPLEMENTARY RELATING TO THE STOCK, WHICH CONFERS UPON THE CORPORATION THE RIGHT, ON OR AFTER JANUARY 13, 2003, TO CALL FOR REDEMPTION THE STOCK, (2) SECTION 9 OF THE ARTICLES SUPPLEMENTARY AND ARTICLE VII OF THE CHARTER OF THE CORPORATION WHICH IMPOSE CERTAIN RESTRICTIONS ON TRANSFER OR OWNERSHIP OF THE COMMON STOCK AND THE PREFERRED STOCK (INCLUDING THE STOCK AND, ACCORDINGLY, THE DEPOSITARY SHARES REPRESENTING THE STOCK, AND THE DEPOSITARY RECEIPTS) OF THE CORPORATION FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS OF A "REAL ESTATE INVESTMENT TRUST" UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, INCLUDING PROVISIONS THEREOF WHICH PROVIDE (A) THAT NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK AND/OR PREFERRED STOCK (INCLUDING THE STOCK) IN EXCESS OF 9.8% (OR SUCH GREATER PERCENTAGES AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE VALUE OF THE OUTSTANDING COMMON STOCK AND PREFERRED STOCK OF THE CORPORATION; (B) THAT ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK OR PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATION MUST NOTIFY THE CORPORATION; (C) THAT, IF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SUBJECT SECURITIES MAY BE AUTOMATICALLY TRANSFERRED TO A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE ORGANIZATIONS TO BE DESIGNATED BY THE CORPORATION; AND (D) THAT ANY TRANSFER IN VIOLATION OF THE LIMITATIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. THE TERMS "PERSON", "BENEFICIALLY OWN" AND "CONSTRUCTIVELY OWN", AS USED ABOVE SHALL HAVE THE MEANINGS ASCRIBED IN THE CHARTER OF THE CORPORATION, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH HOLDER HEREOF WHO SO REQUESTS.

        1. THE DEPOSIT AGREEMENT. Depositary Receipts, of which this Depositary Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of January 13, 1998 (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Depositary Receipts. The Deposit Agreement (copies of which are on file at the principal office maintained by the Depositary which at the time of the execution of the Deposit Agreement is located at 150 Royall Street, Mail Stop: 45-02-62, Canton, MA 02021 (the "Depositary's Office") and at the office of any agent of the Depositary) sets forth the rights of holders of Depositary Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Depositary Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Depositary Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

        2. DEFINITIONS. Unless otherwise expressly herein provided, all defined terms used in this summary of the Deposit Agreement shall have the meanings ascribed thereto in the Deposit Agreement.


        3. REDEMPTION OF STOCK. Whenever the Company shall elect to redeem shares of Stock, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 60 days' notice of the date of such proposed redemption and of the number of such shares of Stock held by the Depositary to be so redeemed and the applicable redemption price. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Stock and the proposed simultaneous redemption of Depositary Shares representing the Stock to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares, to the record holders of the Depositary Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary. Any such notice shall also be published in the same manner as notices of redemption of the Stock are required to be published by the Company. On the date of such redemption, the Depositary shall redeem the number of Depositary Shares representing such redeemed Stock; provided, that the Company shall then have paid or caused to be paid in full to the Depositary the redemption price of the Stock to be redeemed, plus any accrued and unpaid dividends payable with respect thereto to the date of any such redemption. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be determined pro rata or by lot in a manner determined by the Board of Directors. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem the shares of Stock evidenced by the Depositary Shares called for redemption), dividends on the shares of Stock so called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Depositary Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Depositary Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed at a redemption price per Depositary Share equal to the same fraction of the redemption price per share paid with respect to the shares of Stock as the fraction each Depositary Share represents of a share of Stock plus the same fraction of all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid. The foregoing is subject further to the terms and conditions of the Certificate of Determination. If fewer than all of the Depositary Shares evidenced by this Depositary Receipt are called for redemption, the Depositary will deliver to the holder of this Depositary Receipt upon its surrender to the Depositary, together with the redemption payment, a new Depositary Receipt evidencing the Depositary Shares evidenced by such prior Depositary Receipt and not called for redemption.

        4. SURRENDER OF DEPOSITARY RECEIPTS AND WITHDRAWAL OF STOCK. Upon surrender of this Depositary Receipt to the Depositary at the Depositary's Office or at such other offices as the Depositary may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery, without unreasonable delay, to or upon the order of such holder, any or all of the Stock (but only in whole shares of Stock) and all money and other property, if any, at the time represented by the Depositary Shares evidenced by this Depositary Receipt; provided, however, that, in the event this Depositary Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the whole number of shares of Stock to be withdrawn, the Depositary shall, in addition to such whole number of shares of Stock and such money and other property, if any, to be withdrawn, deliver, to or upon the order of such holder, a new Depositary Receipt or Depositary Receipts evidencing such excess number of whole Depositary Shares.

        5. TRANSFERS, SPLIT-UPS, COMBINATIONS. Subject to the Deposit Agreement, this Depositary Receipt is transferable on the books of the Depositary upon surrender of this Depositary Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall sign and deliver a Depositary Receipt or Depositary Receipts to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. This Depositary Receipt may be split into other Depositary Receipts or combined with other Depositary Receipts into one Depositary Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Depositary Receipt or Depositary Receipts surrendered; provided, however, that the Depositary shall not issue any Depositary Receipt evidencing a fractional Depositary Share.

        6. CONDITIONS TO SIGNING AND DELIVERY, TRANSFER, ETC., OF DEPOSITARY RECEIPTS. Prior to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of this Depositary Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto; (ii) production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such reasonable regulations, if any, as the Depositary or the Company may establish not inconsistent with the Deposit Agreement.


        7. SUSPENSION OF DELIVERY, TRANSFER, ETC. The deposit of Stock may be refused, the delivery of this Depositary Receipt against Stock may be suspended, the registration of transfer of Depositary Receipts may be refused and the registration of transfer, surrender or exchange of this Depositary Receipt may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

        8. AMENDMENT. The form of the Depositary Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any changes in the fees of any Depositary or Registrar which shall go into effect not sooner than three months after Notice thereof to the holders of the Depositary Receipts) which shall materially adversely alter the rights of holders of Depositary Receipts shall be effective unless such amendment shall have been approved by at least a majority of the Depositary Shares then outstanding. The holder of this Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Depositary Receipt, to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the owner of the Depositary Shares evidenced by this Depositary Receipt to surrender this Depositary Receipt with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

        9. CHARGES AND EXPENSES. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement, except such charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts.

        10. TITLE TO DEPOSITARY RECEIPTS. Title to this Depositary Receipt, when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.


        11. DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary shall receive any cash distribution on the Stock, the Depositary shall, subject to the provisions of the Deposit Agreement, distribute to record holders of Depositary Receipts such amounts of such sums as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to withhold and does withhold from any cash distribution in respect of the Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

        12. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose name Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Depositary Receipts in such manner as the Company shall instruct.

        13. NOTICE OF DISTRIBUTIONS, FIXING OF RECORD DATE. Whenever (i) any cash distribution shall become payable, or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Stock, (ii) the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or (iii) the Depositary shall receive notice of any election on the part of the Company to redeem any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

        14. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Depositary Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the Stock represented by their respective Depositary Shares, and
(iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of this Depositary Receipt on such record date the Depositary shall vote or cause to be voted the Stock represented by the Depositary Shares evidenced by this Depositary Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of this Depositary Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by this Depositary Receipt.

        15. REPORTS, INSPECTION OF TRANSFER BOOKS. The Depositary shall transmit to the record holders of Depositary Receipts copies of all reports and communications received from the Company that are received by the Depositary as the holder of Stock. The Depositary shall keep books at the Corporate Office for the registration and transfer of Depositary Receipts, which books at all reasonable times will be open for inspection by the record holders of Depositary Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares.

        16. LIABILITY OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall incur any liability to any holder of this Depositary Receipt, if by reason of any provision of any present or future law or regulation thereunder of any governmental authority or, in the case of the Depositary, the Registrar or any Depositary's Agent, by reason of any provision present or future, of the Articles of Incorporation or the Articles Supplementary by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, the Registrar or the Company incur any liability to any holder of this Depositary Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

        17. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Depositary Receipt to the holder hereof or other persons, other than for its negligence, gross negligence, willful misconduct or bad faith. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Depositary Shares or Depositary Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company will be liable for any action or failure to act by it in reliance upon the written advice of or information from legal counsel or accountants or information provided by any person presenting Stock for deposit, any holder of this Depositary Receipt or any other person believed by it in good faith to be competent to give such advice or information.

        18. TERMINATION OF DEPOSIT AGREEMENT. The Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Depositary if (i) such termination is necessary to preserve the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor provision) or (ii) the holders of a majority of the Stock consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Depositary Receipt, upon surrender of the Depositary Receipt held by such holder, such number of whole or fractional shares of deposited Stock as are represented by the Depositary Shares evidenced by such Depositary Receipt, together with any other property held by the Depositary in respect of such Depositary Receipt. Upon the termination of the Deposit Agreement, the Company shall be discharged to all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.6 and 5.7 of the Deposit Agreement.

        19. GOVERNING LAW. The Deposit Agreement and this Depositary Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

        The following abbreviations, when used in the inscription on the face of this Depositary Receipt shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM =       as tenants in common
        TEN ENT =       as tenants by the entireties
        JT TEN  =       as joint tenants with right
                        of survivorship and not
                        as tenants in common

UNIF GIFT MIN ACT          ........... Custodian ...............
                             (Cust)                    (Minor)
                           under Uniform Gifts to Minors
                       Act .....................................
                                     (State)
UNIF TRF MIN ACT           ........ Custodian (until age .......)
                            (Cust)
                       .................. under Uniform Transfers
                        (Minor)
                       to Minors Act ............................
                                           (State)

    Additional abbreviations may also be used though not in the above list.

For Value Received, ____________________ hereby sell, assign and transfer unto

        PLEASE INSERT SOCIAL SECURITY OR OTHER
            IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Depositary Shares represented by the within Depositary Receipt, and do hereby irrevocably constitute and appoint

-----------------------------------------------------------------------Attorney
to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution


Dated                                        Signed
     -------------------------------                 ---------------------------

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
CORRESPOND WITH THE NAME AS WRITTEN UPON THE
FACE OF THIS DEPOSITARY RECEIPT IN EVERY
PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR
ANY CHANGE WHATEVER.


Signature(s) Guaranteed:

----------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS,
SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-16.

----------------------------------------------------
  AMERICAN BANK NOTE COMPANY         JAN 12, 1998 fm
  3504 ATLANTIC AVENUE
  SUITE 12
  LONG BEACH, CA 90807               054595bk
  (562) 989-2333
  (FAX) (562) 426-7450               Proof ___ REV 3
----------------------------------------------------